[GRAPHIC OMITTED]
MANNING ELLIOTT                         |        11th floor, 1050 Pender Street,
                                        |          Vancouver, BC, Canada V6E 3S7
                                        |
                                        |    Tel: 604.714.3600 Fax: 604.714.3669
CHARTERED ACCOUNTANTS                   |                 Web: manningelliot.com
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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated June 13, 2001, in the Registration Statement (Form S-1) and related Prospectus of Wizbang Technologies Inc. for the registration of shares of its common stock.


/s/ Manning Elliot


CHARTERED ACCOUNTANTS
Vancouver, Canada
June 13, 2001



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